Exhibit 99.1

Janover Announces 1-for-8 Reverse Stock Split as

Part of Nasdaq Compliance Plan

Boca Raton, FL – December 26, 2024 – Janover Inc. (Nasdaq:  JNVR) (“Janover” or the “Company”), an AI-enabled platform connecting the commercial real estate industry, today announced that it will effect a 1-for-8 reverse stock split of its common stock. The reverse stock split will become effective at 12:01 a.m. Eastern Time on Monday, December 30, 2024, and the Company’s common stock will commence trading on the Nasdaq Capital Market (“Nasdaq”) on a post-split basis at the opening of the market on December 30, 2024, pending confirmation by the Depository Trust Company and the Nasdaq. The Company’s common stock will continue to trade on the Nasdaq under the Company’s existing trading symbol, “JNVR,” and a new CUSIP number 47100L 301 has been assigned as a result of the reverse stock split.

The Company expects that the reverse stock split, which was approved by the Company’s stockholders on November 27, 2024, will increase the price per share of the Company’s common stock, and is part of the Company’s strategy to regain compliance with the $1.00 minimum bid price requirement of the Nasdaq.

At the effective time of the reverse stock split, each eight (8) shares of the Company’s issued and outstanding common stock will be automatically converted into one (1) issued and outstanding share of common stock without any change in the par value of $0.00001 per share or the total number of authorized shares. The reverse stock split will reduce the Company’s number of common shares outstanding, as of December 30, 2024, from approximately 11,313,644 shares to approximately 1,414,206 shares. No fractional shares of common stock will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to receive a fractional share will be rounded up at a participant level in lieu thereof.

Stockholders of record will receive information regarding their share ownership following the reverse stock split from the Company's transfer agent, Colonial Stock Transfer Company, Inc. (“Colonial”). The address for Colonial is 7840 S 700 E, Sandy, Utah 84070, and Colonial can be reached at (801) 355-5740. Additional information about the reverse stock split can be found in the Company's definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (the "SEC") on December 9, 2024, and available free of charge at the SEC's website www.sec.gov, and on the Company’s Investor Relations website at https://ir.janover.co/filings.

About Janover Inc.

Janover is an AI-enabled platform that connects the commercial real estate industry. The company serves over one million annual web users and 1,000+ lenders, including more than 10% of U.S. banks in America, providing debt capital markets services, real estate syndication software, data and AI licensing, and insurance brokerage solutions to entrepreneurial multifamily and commercial real estate owners, developers and professionals. Janover operates through its Debt, Equity, and Insurance divisions, focusing on delivering needed technology-first solutions to commercial real estate professionals. Additional information about the Company is available at: https://janover.co/. To view the latest investor presentation, please visit https://ir.janover.co/.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) the effect of and uncertainties related the ongoing volatility in interest rates; (ii) our ability to achieve and maintain profitability in the future; (iii) the impact on our business of the regulatory environment and complexities with compliance related to such environment; (iv) our ability to respond to general economic conditions; (v) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (vi) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth  and other risks and uncertainties more fully in the section captioned "Risk Factors" in the Company’s Registration Statement on Form S-1 related to the public offering (SEC File No. File No. 333-267907) and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Company Contact:

Bruce S. Rosenbloom, CFO

Telephone: (561) 782-2788

Email: IR@janover.co